EXHIBIT 11
                             SYNOVUS FINANCIAL CORP.
                            COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                      (In thousands, except per share data)
                                   (Unaudited)

                                                            Nine Months Ended           Three Months Ended
                                                              September 30,                September 30,
                                                      --------------------------      --------------------
                                                            1996        1995             1996        1995
                                                      --------------------------      --------------------
Primary

Net income                                           $      97,943      80,949          35,208      30,279
==========================================================================================================

Weighted average common shares outstanding                 116,066     114,662         116,295     115,398
Average common shares added, assuming
   exercise of dilutive stock options                        1,682       1,121           1,890       1,395
----------------------------------------------------------------------------------------------------------
Weighted average common shares, as adjusted                117,748     115,783         118,185     116,793
==========================================================================================================

Primary net income per common share                  $        0.83        0.70            0.30        0.26
==========================================================================================================

Fully Diluted

Net income                                           $      97,943      80,949          35,208      30,279
==========================================================================================================

Weighted average common shares outstanding                 116,066     114,662         116,295     115,398
Average common shares added, assuming
   exercise of dilutive stock options                        2,087       1,470           2,086       1,470
----------------------------------------------------------------------------------------------------------
Weighted average common shares, as adjusted                118,153     116,132         118,381     116,868
==========================================================================================================

Fully diluted net income per common share            $        0.83        0.70            0.30        0.26
==========================================================================================================

